Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

June 17, 2022

NexImmune, Inc.

9119 Gaither Road

Gaithersburg, MD 20877

Ladies and Gentlemen:

This opinion is furnished to you in connection with a prospectus supplement, dated June 17, 2022, to a prospectus dated March 9, 2022 (the “Prospectus and Prospectus Supplement”), filed pursuant to a registration statement on Form S-3, Registration No. 333-263399 (the “Registration Statement”), filed by NexImmune, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of up to $50,000,000 of shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. The Shares are to be offered and sold pursuant to a Controlled Equity OfferingSM Sales Agreement, dated as of June 17, 2022, by and among the Company and Cantor Fitzgerald & Co. and BTIG, LLC (the “Sales Agreement”), which is being filed with the Commission on the date hereof as Exhibit 1.1 to the Company’s Current Report on Form 8-K. Pursuant to which the Company may offer and sell the Shares pursuant to the Registration Statement and the Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined the Company’s Sixth Amended and Restated Certificate of Incorporation and Restated By-Laws, both as currently in effect; the minutes of all pertinent meetings of directors of the Company relating to the Registration Statement, the Prospectus and Prospectus Supplement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; the Prospectus and Prospectus Supplement; and the Sales Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

BOSTON    LONDON    LOS ANGELES    NEW YORK    SAN DIEGO    SAN FRANCISCO    WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company out of the Company’s duly authorized Common Stock and issued and delivered by the Company against payment therefor as contemplated by the Sales Agreement and an Issuance Notice (as defined in the Sales Agreement) properly delivered by the Company, will be duly and validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein with respect to the Shares under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON    LONDON    LOS ANGELES    NEW YORK    SAN DIEGO    SAN FRANCISCO    WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.